                                                                       EXHIBIT 5

March 17, 1999

ALZA Corporation
950 Page Mill Road
P.O. Box 10950
Palo Alto, CA 94303-0802

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I am delivering this opinion in my capacity as Senior Vice President and General Counsel of ALZA Corporation, a Delaware corporation ("ALZA"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which ALZA proposes to file with the Securities and Exchange Commission on or about March 19, 1999, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,550,000 shares of its Common Stock, par value
$.01 (the "Shares"), issuable under the SEQUUS 1987 Employee Stock Option Plan, SEQUUS 1987 Consultant Stock Option Plan, SEQUUS 1990 Director Stock Option Plan, SEQUUS Equity Incentive Plan and the SEQUUS Amended And Restated Employee Stock Purchase Plan (collectively, the "Plans").

In connection with this opinion, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals, of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of such records, documents and instruments as I have deemed appropriate to render this opinion.

This opinion is limited to the General Corporation Law of the State of Delaware. I disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

Based upon the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon the issuance of the Shares, (iii) the full consideration stated in the Plans is paid for each Share, and (iv) all applicable securities laws are complied with, it is my opinion that when issued by ALZA after payment therefor in the manner provided in the Plans, the Shares covered by the Registration Statement will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Peter D. Staple
                                 -------------------
                                 Peter D. Staple
                                 Senior Vice President and General Counsel